Exhibit 10.2


                          PLEDGE AND SECURITY AGREEMENT

         This Pledge and Security Agreement (this "Agreement") is made as of this 20th day of August, 2003, by E-City Software, Inc. a Nevada Corporation (the "Pledgor"), in favor of On Alert Systems, Inc. a Nevada Corporation.

                            W I T N E S S E S T H :

         Whereas, Pledgee has agreed to loan to Pledgor the principal amount of $167,378.94, for the payment and or assumption of the debts listed on the attached Exhibit A. Repayment of which is evidenced by that certain Secured Recourse Promissory Note (the "Note"), dated as of even date herewith, and attached hereto as Exhibit B.

         Whereas, Pledgor is the record and beneficial owner of certain assets listed on the 10QSB showing the unaudited financials as of 06-30-03 (the "Assets") of E-City Software, Inc. (the "Company dated as of even date herewith, and attached hereto as Exhibit C, hereto, together with all proceeds and substitutions of any thereof, all interest paid thereon, and all other cash and noncash proceeds of the foregoing (the "Pledged Collateral").

         Whereas, the Pledgee has required as a condition of entering into the Note that Pledgor deliver this Pledge Agreement to secure the obligations of Pledgor under the Note.

                            N O W, T H E R E F O R E,

         Pledgor and the Company agree as follows:

         1. Pledge and Delivery of Collateral. The Pledgor hereby pledges and grants to the Pledgee a security interest in the Pledged Collateral, as security for the prompt performance of all of Pledgor's obligations under the Note (the "Obligations").

         2. Representations, Warranties And Covenants. The Pledgor represents and warrants to and covenants with the Pledgor that:

         (a) The Pledged Collateral is owned by the Pledgor free and clear of any security interests, liens, encumbrances, options or other restrictions created by the Pledgor, except for the security interest and rights listed in Exhibit C and the Company created hereby;

         (b) The Pledgor has full power and authority to, and does hereby, create a first lien on the Pledged Collateral in favor of the Pledgee, and no disability or contractual obligation exists that would prohibit the Pledgor from pledging the Pledged Collateral pursuant to this Agreement, and the Pledgor will not assign, create or permit to exist any other claim to, lien or encumbrance upon, or security interest in any of the Pledged Collateral; and

         (c) The Pledged Collateral is not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and the Pledgor knows of no reasonable grounds for the institution of any such proceedings except as herein stated in Exhibit C.

         3. Events of Default. Each of the following shall constitute an event of default (singularly an "Event of Default"; collectively, "Events of Default") hereunder:

         (a)  The occurrence of an Event of Default under the Note; or

         (b) The breach of any provision of this Agreement by the Pledgor or the failure by the Pledgor to observe or perform any of the provisions of this Agreement.

         4. The Pledgee's Remedies Upon Default. Upon the occurrence of an Event of Default, the Pledgee shall have the right to exercise all such rights granted to, and as, a "Secured Party" under the Uniform Commercial Code as in force in Louisiana, as the Pledgee, in its sole judgment, shall deem necessary or appropriate, including the right to liquidate the Pledged Collateral and apply the proceeds thereof to reduce the principal amount outstanding under the Note. After the disposal of any of the Pledged Collateral, the Pledgee may deduct all reasonable legal and other expenses and attorney's fees for protecting its interest and enforcing its remedies under the Note and this Agreement, and the Pledgee shall apply the residue of the proceeds to, or hold as a reserve against, the Obligations in such manner as the Pledgee in its reasonable discretion shall determine, and shall pay the balance, if any to the Pledgor.

         5.  Notices.

         (a) Any notice, request, instruction or other document required by the terms of this Agreement to be given to any other Party hereto shall be in writing and shall be given either

                  (i) by telephonic facsimile, in which case notice shall be presumptively deemed to have been given at the date and time displayed on the sender's transmission confirmation receipt showing the successful receipt thereof by the recipient;

                  (ii) by hand delivery or Federal Express or other method in which the date of delivery is recorded by the delivery service, in which case notice shall be presumptively deemed to have been given at the time that records of the delivery service indicate the writing was delivered to the addressee;

                  (iii) by prepaid telegram, in which case notice shall be presumptively deemed to have been given at the time that the records of the telegraphic agency indicate that the telegram was telephoned or delivered to the recipient or addressee, as the case may be; or

                  (iv) by U.S. mail to be sent by registered or certified mail, postage prepaid, with return receipt requested, in which case notice shall be presumptively deemed to have been given forty-eight (48) hours after the letter was deposited with the United States Postal Service.

         (b)  Notice shall be sent:

                  (i)  If to the Pledgor, to:

                                    William C. Robinson., CEO
                                    c/o  E-City Software, Inc.
                                    1600 Canal Street
                                    Suite 1418
                                    New Orleans, LA 70112

                                    Telephone Number:             (504) 524-5425
                                    Facsimile Telephone Number:   (504) 524-5424

                  with a copy (which shall not constitute notice) to:

                                    Guy K. Stewart, Jr., Esq.
                                    1701 South Flagler Drive
                                    Number 1408
                                    West Palm Beach, Florida 33401

                                    Telephone Number:           (561)   659-1810
                                    Facsimile Telephone Number: (561)   659-3888

                  (ii)  If to the Company, to:


                                    William C. Robinson., CEO
                                    c/o  E-City Software, Inc.
                                    1600 Canal Street
                                    Suite 1418
                                    New Orleans, LA 70112

                                    Telephone Number:             (504) 524-5425
                                    Facsimile Telephone Number:   (504) 524-5424

                  with a copy (which shall not constitute notice) to:

                                    Guy K. Stewart, Jr., Esq.
                                    1701 South Flagler Drive
                                    Number 1408
                                    West Palm Beach, Florida 33401

                                    Telephone Number:           (561)   659-1810
                                    Facsimile Telephone Number: (561)   659-3888


                  (iii)  If to the Pledgee, to:

                                    On Alert Systems, Inc.
                                    C/O William C. Robinson, CEO
                                    5147 South Harvard Ave.
                                    Suite 138
                                    Tulsa, OK 70112

                                    Telephone Number:             (918) 493-2069
                                    Facsimile Telephone Number:   (918) 493-6234

                  (iv) or to such other address as a Party may have specified in writing to the other Parties using the procedures specified above in this Section.



         7. Applicable Law; Resolution of Disputes; Venue; Waiver of Jury Trial.

         (a) This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Louisiana, without giving effect to the principles of conflicts of Law thereof.

         (b) The Parties hereto irrevocably agree and consent that all disputes concerning this Agreement and the Note shall be resolved solely and exclusively in the state or federal courts in New Orleans, Louisiana.

         (c) In the event any party to this Agreement commences any litigation, proceeding or other legal action in connection with or relating to this Agreement, the Note, or any matters described or contemplated herein or therein, with respect to any of the matters described or contemplated herein or therein, the Parties to this Agreement hereby:

                  (i) agree as an alternative method of service to service of process in any legal proceeding by mailing of copies thereof to such party at its address set forth here in for communications to such party;

                  (ii) agree that any service made as provided herein shall be effective and binding service in every respect; and

                  (iii) agree that nothing herein shall affect the rights of any party to effect service of process in any other manner permitted by Law; and

                  (iv) EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, AND AGREES TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

         8.  General Provisions.

         (a) Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the Parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by the Pledgee without the Pledgor's prior written consent, which consent may be granted or withheld in the Pledgor's sole discretion.

         (b) Time Of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

         (c) Severability Of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

         (d) Amendments In Writing, Integration. This Agreement and the Note constitute the entire agreement and understanding between the Parties hereto and thereto in respect of the subject matter contained herein and therein, and there are no restrictions, promises, representations, warranties, covenants, or understandings with respect to the subject matter hereof or thereof, other than those expressly set forth or referred to herein or therein; provided, however, that the Note is hereby incorporated herein or therein by reference.

         This Agreement and the Note supersede all prior agreements and understandings between the Parties hereto and thereto with respect to the subject matter hereof and thereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement or the Related Agreements shall effect, or be used, to interpret, change or restrict, the express terms of this Agreement or the Related Agreements.

         (e) Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

         (f) Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding.



                           SIGNATURES BEGIN ON THE FOLLOWING PAGE

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                                THE PLEDGOR:

                                                E- City Software, Inc.

                                                By: /s/ William C. Robinson
                                                    William C. Robinson, CEO


                                                THE COMPANY:

                                                E-City Software, Inc.

                                                By: /s/ William C. Robinson
                                                    William C. Robinson, CEO


                                                THE PLEDGEE:

                                                On Alert Systems, Inc.


                                                By: /s/ William C. Robinson
                                                    William C. Robinson, CEO

                                    EXHIBIT A



                           PAYABLES AND ASSUMED OBLIGATIONS



1.Guy Stewart                                        $  25,000.00

2.Jonathan Dariyanani                                $  10,000.00

3. Kirk Roberts                                      $   3,000.00

4. Hansen, Barnett & Maxwell                         $  49,134.97

5. Canada Customs and Revenue Agency                 $  47,337.00

7. Walter J. Wiley                                   $  32,906.97

Total                                                $ 167,378.94







                                    EXHIBIT B

                            RECOURSE PROMISSORY NOTE

Principal Amount: $ 167,378.94                      Dated as of: August 20, 2003



         FOR VALUE RECEIVED, the undersigned (the "Borrower") hereby promises to pay to On Alert Systems, Inc. (the "Payee") the principal sum of $167,378.94 United States Dollars on January 20, 2003, together with interest on the unpaid principal balance at the rate of 8 percentum per annum, together with fees, costs, charges,.

         This Note is entered into pursuant to a Pledge and Security Agreement (the "Agreement"), between the Borrower and Lender (as therein defined as the "Pledgor" and the "Pledgee") dated as of even date, which is incorporated herein by reference in its entirety.

         This note can have lump sum payments any time during the term of this agreement.

         Any additional advances made will be added on the existing balance.

         This Note shall be immediately due and payable upon the completion of any funding over $250,000.

         This Note shall be immediately due and payable upon the occurrence of any of the Events of Default as set forth in the Agreement.

         This Note is of limited negotiability. The Payee may not negotiate this Note without the prior written consent of the Borrower, which consent may be withheld in the Borrower's sole discretion. Any attempted assignment or negotiation hereof except as provided for herein shall be null and void and of no force and effect against the person attempting to assign or negotiate this Note.

         The Borrower waives presentment, protest and notice of dishonor and the right to assert in any action or proceeding with regard to the Note any offset or counterclaims which the Borrower may have. No failure or delay by the Payee in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude other or further exercises thereof or the exercise of any other right. The Payee may extend the time of payment of this Note, postpone the enforcement hereof, grant any other indulgences and/or add or release any security for this Note or any party primarily or secondarily liable hereon without affecting or diminishing the Payee's right of recourse against the Borrower, which right is hereby expressly reserved.

                                                THE BORROWER:

                                                E-City Software, Inc.

                                                By: /s/ William C. Robinson
                                                    William C. Robinson, CEO

                                    EXHIBIT C


                         UNAUDITED FINANCIAL AS OF 6-30-2003




                              E-CITY SOFTWARE, INC.

                           CONSOLIDATED BALANCE SHEETS

                                                                      June 30,                    March 31,
                                                                        2003                       2003 (1)
                                                                      ----------                 -----------
                             ASSETS                                  (unaudited)

Current assets:
  Cash and cash equivalents.....................................      $      43                   $     174
  Income taxes receivable.......................................         53,217                      53,217
                                                                      ---------                   ---------
       Total current assets.....................................         53,260                      53,391

Property and equipment, net.....................................         17,401                      17,629
                                                                      ---------                   ---------
Total assets....................................................     $   70,661                   $  71,020
                                                                      =========                   =========

               LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Accounts payable..............................................      $  86,858                   $  77,927
  Accrued expenses..............................................         72,211                      68,407
  Accrued income taxes..........................................          6,048                       5,989
                                                                       ---------                   ---------
       Total current liabilities................................        165,117                     152,323
                                                                       ---------                   ---------
Total liabilities...............................................        165,117                     152,323

Stockholders' deficit:
  Common stock, $0.0001 par value, 50,000,000 shares
  authorized, 45,130,000 and 10,130,000 shares issued and
  outstanding respectively......................................          4,513                       1,013
Additional paid in capital......................................        359,985                     323,485
Accumulated deficit.............................................       (440,898)                   (391,825)
Accumulated other comprehensive income (loss)...................        (18,056)                    (13,976)
                                                                       ---------                   ---------
       Total stockholders' deficit                                      (94,456)                    (81,303)
                                                                       ---------                   ---------
       Total liabilities and stockholders' deficit...............     $  70,661                   $  71,020
                                                                      =========                   =========

--------------
(1) The balance sheet at March 31, 2003 has been derived from the audited consolidated financial statements at that date, but does not include all the information and footnotes required by generally accepted accounting principles for complete financial statements.

                             See accompanying notes.

                                E-CITY SOFTWARE, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)


                                                                       Three months ended
                                                                          June 30,
                                                                    --------------------------
                                                                        2003           2002
                                                                      --------       ---------
Sales...........................................................     $       -     $         -

Cost of Goods Sold..............................................             -               -
                                                                      --------        --------
         Gross Profit...........................................             -               -

Operating Expenses
 Sales and marketing............................................             -          25,060
 General and administrative.....................................        49,073         124,347
                                                                       -------         -------
   Total Operating Expenses.....................................        49,073         149,407
                                                                      --------        --------
Income (loss) from operations...................................       (49,073)       (149,407)

Other Income (Loss)
 Interest income................................................             -             850
 Gain (loss) on foreign currency exchange.......................             -            (373)
                                                                      --------         --------
         Net Other Income (Loss)................................             -             477
                                                                      --------         --------
Net Loss........................................................       (49,073)       (148,930)
                                                                      --------         --------
Net Income (Loss)...............................................     $ (49,073)      $(148,930)
                                                                     =========       ==========
Basic and Diluted Income (Loss) Per Share.......................     $   (0.00)      $   (0.01)
                                                                     =========       ==========
Shares used in computing basic and diluted net loss per share
 applicable to common stockholders..............................     24,745,385      10,130,000
                                                                     ==========      ==========

                             See accompanying notes.

                              E-CITY SOFTWARE, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (unaudited)


                                                                          Three months ended June 30,
                                                                     ------------------------------------
                                                                       2003                        2002
                                                                     --------                    --------
Operating activities:
Net income (loss)...............................................    $ (49,073)                 $(148,930)
Net cash from operating activities:
  Foreign exchange (gain) loss..................................            -                       (373)
  Depreciation and amortization.................................        1,770                      9,975
  Settlement expense............................................       40,000                          -
Changes in operating assets and liabilities:
      Accounts receivable.......................................            -                     53,526
      Related parties advances receivable.......................            -                      1,490
      Work in process...........................................            -                     15,207
      Prepaid expenses..........................................            -                      8,724
      Accounts payable and accrued expenses.....................        7,194                     53,065
      Related parties advances payable..........................            -                       (632)
                                                                     ---------                  ---------
         Net cash provided by (used in) operating activities....         (109)                    (7,948)

                                                                     ---------                  ---------
Financing activities:

  Principal payments of long term debt..........................            -                       (931)
                                                                     ---------                  ---------
         Net cash provided by (used in) financing activities....            -                       (931)
                                                                     ---------                  ---------
            Effect of exchange rate changes on cash................       (22)                      2,710
                                                                     ---------                  ---------
Net increase (decrease) in cash and cash equivalents............         (131)                    (6,169)

Cash and cash equivalents at beginning of period................          174                     13,397
                                                                     ---------                  ---------
Cash and cash equivalents at end of period......................     $     43                   $  7,228
                                                                     =========                  =========


                             See accompanying notes.

                               E-CITY SOFTWARE, INC.

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)


NOTE 1.   BASIS OF PRESENTATION

     The consolidated financial statements have been prepared by E-City Software, Inc., pursuant to the rules and regulations of the Securities and Exchange Commission and include the accounts of E-City Software, Inc. and its wholly owned subsidiary (collectively "E-City" or the "Company"). Certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been condensed or omitted pursuant to such rules and regulations. While in the opinion of the Company, the unaudited financial statements reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position at June 30, 2003 and the operating results and cash flows for the three months ended June 30, 2003 and 2002, these financial statements and notes should be read in conjunction with the Company's audited consolidated financial statements and notes for the year ended March 31, 2003 included in the Company's Annual Report on Form 10-KSB filed July 11, 2003 with the Securities and Exchange Commission. The consolidated balance sheet at March 31, 2003 has been derived from audited financial statements as of that date.

     The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. During the three months ended June 30, 2003 the Company incurred a net loss of $49,703. During the three months ended June 30, 2003, the Company had no revenues, and the accumulated deficit totaled $440,898 as of June 30, 2003. These factors, among others, indicate that the Company may be unable to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the carrying amount and classification of recorded assets or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

     The results of operations for the three months ended June 30, 2003 are not necessarily indicative of results that may be expected for any other interim period or for the full fiscal year ending March 31, 2003.

NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation - The accompanying consolidated financial statements include the accounts of E-City Software, Inc and it's wholly owned subsidiary. Inter-company transactions and accounts have been eliminated in consolidation.

Business Condition -- Our only present prospect for revenue is the uncompensated efforts of our chief executive officer, William Robinson. We have entered into a strategic alliance agreement between E-City Software, Inc. and On Alert Systems, Inc. Both companies have agreed to cooperate with each other to enhance the mutual possibilities of sales relating to On Alert's exclusive marketing and distribution agreement for the On Alert GDStm gunshot detection system and E-City's computer mapping markets. The companies plan to explore the uses of E-City's 3D mapping technology in the On Alert GDS technology being developed by Synchros Technologies, Inc. of Tulsa, Oklahoma from a party related to William Robinson, On Alert Systems, Inc., a Nevada corporation. Although Mr. Robinson has some familiarity with this technology, we have not determined to what extent existing E-City mapping technology may compliment the gunshot detection technology as this would be a decision made by the developers, Synchros Technologies, Inc. We intend over the next 12 months to focus on increasing our cash position by means of a combination of the following: (i) the sale of equity or debt securities in the company; and (ii) sales of our existing computer mapping products through direct sales negotiated primarily by our chief executive officer, William Robinson. No assurances can be given that the Company will be successful in deriving cash flows and revenues from any of the above methods.

Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles in The United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Software Revenue -- Revenue from licenses of the interactive guides is recognized when delivery is complete, and no significant obligations remain unfulfilled by the Company and when collection of any remaining receivable is probable. Payments collected prior to revenue recognition are accounted for as deferred revenue.

Contract Work In Progress -- In accordance with Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed" development costs incurred in the research and development of new software products to be sold, leased or otherwise marketed are expensed as incurred until technological feasibility in the form of a working model has been established. Subsequent costs to produce the computer software are accumulated as an asset, "contract work in progress", and recorded as costs of goods sold when revenue is recognized. Contract work in progress for projects that are not expected to be included in costs of good sold during the twelve months following the balance sheet date are recorded as long-term costs in the "other assets" section of the balance sheet. Contract work in progress that is expected to be recorded as costs of sales within the next twelve months is included in current assets. As of June 30, 2003 and March 31, 2003 there were no projects in process.

Foreign Currency Translation -- Monetary assets and liabilities which are denominated in currencies other than Canadian Dollars are translated at the exchange rate in effect at the balance sheet date. Revenue and expense items are translated at rates of exchange prevailing on the transaction dates. All exchange gains or losses are recognized currently in earnings.

For reporting purposes, the financial statements have been translated into United States Dollars. Assets and liabilities are translated at the exchange rate in effect on the balance sheet date. Revenue and expense items are translated at an average exchange rate. Translation adjustments representing translation gains or losses are recorded as a component of comprehensive income.

Basic and Diluted Income (Loss) Per Share - Basic income (loss) per common share is computed by dividing net income (loss) by the weighted-average number of common shares outstanding during the period. Diluted income (loss) per share is calculated to give effect to potentially issuable common shares except during income periods when those potentially issuable common shares would increase the income per share. There were no potentially issuable shares at June 30, 2003 and 2001.

NOTE 3 - LITIGATION

In May 2002 a former employee of the Company filed a suit claiming non-performance under a severance agreement with the Company. The former employee claims that the Company owes him $30,000 under a severance agreement and $9,505 in un-reimbursed expenses. The employee began his employment with the Company in April 2002 and was terminated in the same month. As of December 31, 2002 the Company had accrued $32,005 related to this litigation.


On October 25, 2002 the company was notified that a judgment was awarded in the amount of $30,000 in this matter. The Company has filed an order denying motion for attorney fees.

On December 11, 2002 the Company executed a partial settlement agreement whereby computer equipment was transferred resulting in a $7,500 reduction in the amount owing to this former employee.

NOTE 4 - STOCKHOLDERS' EQUITY

On May 23, 2003, the Company entered into a settlement agreement with Cityscape to release and absolve all parties from any commitments generated from a prior software license agreement. As consideration for this agreement, the Company agreed to pay Cityscape $40,000.

On May 23, 2003, the Company entered into a strategic alliance agreement with On Alert Systems, Inc. E-City and On Alert Systems also agreed to cooperate with each other to enhance the mutual possibilities of sales relating to On Alert's exclusive marketing and distribution agreement for the On Alert GDStm gunshot detection system and E-City's computer mapping markets. As part of this agreement, the Company agreed to sell On Alert Systems 35,000,000 shares of common stock for the payment of the $40,000 liability discussed above to Cityscape.

On May 23, 2003, in connection with the above mentioned agreements, the Company entered into a consulting agreement with the former president of the Company. As consideration for the agreement, the former president will return to the Company 2,149,000 of his personal shares of common stock in his custody or control and the Company will issue him options to purchase 2,417,350 shares of common stock at $0.01 per share. In the event the Company is unable to deliver, issue and register the 2,417,500 options, the former president will be able to reclaim his 2,149,000 shares of common stock.